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RIGGS [logo]                                       NEWS RELEASE


                                                   RIGGS NATIONAL CORPORATION
                                                   800 17th Street, N.W.
                                                   Washington, D.C. 20074-0114



FOR IMMEDIATE RELEASE                              CONTACT:  TIMOTHY C. COUGHLIN
                                                                    202/835-5507





RIGGS NATIONAL CORPORATION CALLS FOR
REDEMPTION OF PREFERRED SHARES

WASHINGTON, D.C., AUGUST 3, 1998 -- Riggs National Corporation (NASDAQ: RIGS), the largest bank holding company headquartered in the nation's capital, announced today that it has called for redemption on October 1, 1998, at $27.25 per share, all of the 4 million shares outstanding of its $100 million of 10.75% Noncumulative Perpetual Series B Preferred Stock. October 1, 1998, is the date when the Preferred Stock is first eligible to be called for redemption.

Joe L. Allbritton, Chairman and Chief Executive Officer of Riggs National Corporation, said, "Redeeming this high cost capital provides Riggs with an excellent opportunity to take advantage of its strong capital position for the benefit of its common shareholders."

                                      * * *

Riggs National Corporation, the largest bank holding company headquartered in the nation's capital, has 54 branches in the Washington, D.C. metropolitan area, as well as three locations in London, England.

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